Exhibit 1

Transactions in the Shares of the Issuer During the Past Sixty Days

Nature of Transaction	Amount of Securities Purchased/(Sold)	Price per Share ($)	Date of Purchase/Sale

ENGINE CAPITAL, L.P.

Sale of Common Stock	(5,259)	35.0266	07/01/2026
Purchase of Common Stock	3,911	31.4406	07/06/2026
Sale of Common Stock	(4,005)	35.1792	07/17/2026
Sale of Common Stock	(3,620)	34.6344	07/21/2026
Sale of Common Stock	(16,923)	34.6344	07/21/2026
Sale of Common Stock	(22,514)	35.1739	07/22/2026
Sale of Common Stock	(9,921)	35.3695	07/23/2026
Sale of Common Stock	(18,882)	35.2282	07/24/2026
Sale of Common Stock	(1,743)	34.7506	07/27/2026
Sale of Common Stock	(1,317)	33.2556	08/14/2026
Sale of Common Stock	(11,766)	33.2556	08/14/2026
Sale of Common Stock	(11,812)	33.9685	08/17/2026
Sale of Common Stock	(2,895)	33.7692	08/18/2026
Sale of Common Stock	(9,533)	33.8132	08/19/2026
Sale of Common Stock	(51,592)	34.1616	08/21/2026
Sale of Common Stock	(2,299)	34.2232	08/24/2026

ENGINE JET CAPITAL, L.P.

Sale of Common Stock	(350)	35.0266	07/01/2026
Sale of Common Stock	(434)	35.0266	07/01/2026
Purchase of Common Stock	323	31.4406	07/06/2026
Sale of Common Stock	(1,417)	34.6344	07/21/2026
Sale of Common Stock	(1,884)	35.1739	07/22/2026
Sale of Common Stock	(830)	35.3695	07/23/2026
Sale of Common Stock	(1,581)	35.2282	07/24/2026
Sale of Common Stock	(146)	34.7506	07/27/2026
Sale of Common Stock	(56)	33.2556	08/14/2026
Sale of Common Stock	(986)	33.2556	08/14/2026
Sale of Common Stock	(990)	33.9685	08/17/2026
Sale of Common Stock	(243)	33.7692	08/18/2026
Sale of Common Stock	(799)	33.8132	08/19/2026
Sale of Common Stock	(83)	34.1616	08/21/2026
Sale of Common Stock	(4,315)	34.1616	08/21/2026
Sale of Common Stock	(192)	34.2232	08/24/2026

ENGINE LIFT CAPITAL, LP

Sale of Common Stock	(419)	35.0266	07/01/2026
Sale of Common Stock	(521)	35.0266	07/01/2026
Purchase of Common Stock	388	31.4406	07/06/2026
Sale of Common Stock	(5,179)	35.1792	07/17/2026
Sale of Common Stock	(329)	34.6344	07/21/2026
Sale of Common Stock	(1,537)	34.6344	07/21/2026
Sale of Common Stock	(2,045)	35.1739	07/22/2026
Sale of Common Stock	(901)	35.3695	07/23/2026
Sale of Common Stock	(1,715)	35.2282	07/24/2026
Sale of Common Stock	(159)	34.7506	07/27/2026
Sale of Common Stock	(1,071)	33.2556	08/14/2026
Sale of Common Stock	(1,075)	33.9685	08/17/2026
Sale of Common Stock	(263)	33.7692	08/18/2026
Sale of Common Stock	(868)	33.8132	08/19/2026
Sale of Common Stock	(92)	34.1616	08/21/2026
Sale of Common Stock	(4,688)	34.1616	08/21/2026
Sale of Common Stock	(209)	34.2232	08/24/2026